SECTION 16

POWER OF ATTORNEY

Greg Elliot Sharenow

The undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, the undersigned's true and lawful attorney in fact to:

1.

as may be required, prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;

2.

execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 reporting person of the applicable registered investment companies and business development companies (and any successor companies) listed on Schedule A attached hereto, as amended from time to time, and any other registered investment company or business development company affiliated with or established by Pacific Investment Management Company LLC ("PIMCO"), for which the undersigned becomes a Section 16 reporting person (each, a "Fund"), Forms 3, 4, and 5 in accordance with Section 16 of the Exchange Act, and the rules thereunder;

3.

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4.

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Fund assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney may be executed in written form, by facsimile or by other means using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party's true ink signature or otherwise.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of January, 2024.

/s/ Greg Elliot Sharenow
Greg Elliot Sharenow

SCHEDULE A

FUND NAME AND SYMBOL*

1. PCM FUND, INC.	PCM
2. PIMCO CALIFORNIA MUNICIPAL INCOME FUND	PCQ
3. PIMCO CALIFORNIA MUNICIPAL INCOME FUND II	PCK
4. PIMCO CALIFORNIA MUNICIPAL INCOME FUND III	PZC
5. PIMCO CORPORATE & INCOME STRATEGY FUND	PCN
6. PIMCO CORPORATE & INCOME OPPORTUNITY FUND	PTY
7. PIMCO DYNAMIC INCOME FUND	PDI
8. PIMCO INCOME STRATEGY FUND	PFL
9. PIMCO INCOME STRATEGY FUND II	PFN
10. PIMCO GLOBAL STOCKSPLUS & INCOME FUND	PGP
11. PIMCO HIGH INCOME FUND	PHK
12. PIMCO MUNICIPAL INCOME FUND	PMF
13. PIMCO MUNICIPAL INCOME FUND II	PML
14. PIMCO MUNICIPAL INCOME FUND III	PMX
15. PIMCO NEW YORK MUNICIPAL INCOME FUND	PNF
16. PIMCO NEW YORK MUNICIPAL INCOME FUND II	PNI
17. PIMCO NEW YORK MUNICIPAL INCOME FUND III	PYN
18. PIMCO STRATEGIC INCOME FUND, INC.	RCS
19. PIMCO FLEXIBLE CREDIT INCOME FUND	PFLEX
20. PIMCO FLEXIBLE MUNICIPAL INCOME FUND	PMFLX
21. PIMCO DYNAMIC INCOME STRATEGY FUND	PDX
22. PIMCO DYNAMIC INCOME OPPORTUNITIES FUND	PDO
23. PIMCO FLEXIBLE EMERGING MARKETS INCOME FUND	EMFLX
24. PIMCO ACCESS INCOME FUND	PAXS
25. PIMCO CALIFORNIA FLEXIBLE MUNICIPAL INCOME FUND	CAFLX
26. PIMCO CAPITAL SOLUTIONS BDC CORP.
27. PIMCO FLEXIBLE REAL ESTATE INCOME FUND	REFLX
28. PIMCO MUNICIPAL CREDIT INCOME FUND	PMC

*While one ticker symbol per Fund (as applicable) is listed, this Power of Attorney covers all ticker symbols of each Fund.

INDIVIDUALS APPOINTED AS ATTORNEY-IN-FACT,

WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION

1.

Keisha L. Audain-Pressley, Chief Compliance Officer of the Funds, Executive Vice President and Deputy Chief Compliance Officer of PIMCO

2.

Katie DeFriese, Senior Vice President, Senior Compliance Officer of PIMCO

3.

Kevin Van Gorder, Vice President, Senior Compliance Officer of PIMCO

4.

Ryan Leshaw, Chief Legal Officer of the Funds, Executive Vice President, Senior Counsel of PIMCO

5.

Wu-Kwan Kit, Vice President, Senior Counsel and Secretary of the Funds, Senior Vice President, Senior Counsel of PIMCO

6.

Aaron Short, Counsel of PIMCO